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                                                                     EXHIBIT 8.1



                                February 7, 2001


Eldorado Bancshares, Inc.
The Board of Directors
24012 Calle de la Plata, Suite 340
Laguna Hills, CA 92653


         Re:   Material Federal Income Tax Consequences
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Ladies and Gentlemen:

     In connection with the proposed merger (the "Merger") of Eldorado Bancshares, Inc., a Delaware corporation ("Eldorado") into Zions Bancorporation ("Zions"), a Utah corporation, pursuant to the Agreement and Plan of Merger dated as of December 14, 2000 by and between Eldorado and Zions (the "Merger Agreement"), you have requested our opinion regarding certain federal income tax matters related to the parties to the Merger. Except as otherwise provided herein, capitalized terms shall have the meanings ascribed to them in the Merger Agreement.

     The opinion set forth in this letter is based on relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder (including proposed and temporary Treasury Regulations) and interpretations of the foregoing as expressed in court decisions, administrative determinations (including established ruling positions of the Internal Revenue Service), and the legislative history as of the date hereof. There can be no assurance that these authorities will not be subject to future legislative, judicial or administrative changes that could affect the accuracy of the conclusions stated herein. These changes in applicable law could be retroactive in effect. By rendering this opinion, we undertake no responsibility to advise you of any such change or to update the conclusions contained in this opinion.

     In rendering our opinion we examined such records, documents and other materials as we considered necessary or appropriate as a basis for such opinion, including the Merger Agreement (including all amendments made through the date hereof), the Registration Statement, and such other documents and information provided by Zions and Eldorado as we deemed relevant to our opinion.

     Each of Zions and Eldorado have provided us with a letter of even date ("Representation Letter"), executed by its duly appointed officer, respectively, setting forth certain representations relating to the Merger and the manner in which Zions and Eldorado have been owned and


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Eldorado Bancshares, Inc.
February 7, 2001
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operated prior to the Merger, and will be owned and operated after the Merger.
We have also relied on the statements in the registration statement filed with the Securities and Exchange Commission on Form S-4 (the "Registration Statement") of which the Proxy Statement-Prospectus (File No. 333-54986) filed with the Securities and Exchange Commission on February 7, 2001, of Eldorado is a part, and other documents relating to the Merger (collectively with the Registration Statement and the Merger Agreement, the "Documents") regarding the operation and ownership of Zions and Eldorado. We have neither independently investigated nor verified such representations or statements, and we assume that such representations and statements are true, correct and complete and that all representations made "to the best of the knowledge and belief" of any person or party or with similar qualification are and will be true, correct and complete as if made without such qualification and that no action will occur from the date hereof until the Merger that is inconsistent with such representations.

     We have assumed for the purposes of this opinion that: (1) the Merger will be consummated such that Zions is the surviving corporation pursuant to the Merger Agreement and the Merger and related transactions contemplated by the Documents will be consummated in accordance with the Documents and as described in the Registration Statement (including satisfaction of all covenants and conditions therein without amendment or waiver thereof); and (2) Zions and Eldorado and any affiliated entities, have operated and will operate in accordance with their governing documents and applicable laws.

     We have also assumed in rendering the opinion set forth herein: (1) the genuineness of all signatures on documents we have examined; (2) the authenticity of all documents submitted to us as originals; (3) the conformity to the original documents of all documents submitted to us as copies; (4) the conformity of final documents to all documents submitted to us as drafts; (5) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person; (6) the accuracy and completeness of all records made available to us; (7) the factual accuracy of all representations, warranties and other statements made by all parties; and (8) the continued accuracy of all documents, certificates, warranties and covenants on which we have relied in rendering the opinion set forth below and that were given or dated earlier than the date of this letter, insofar as relevant to the opinion set forth herein, from such earlier date through and including the date of this letter.

     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Merger of Eldorado into Zions will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

     2. Each of Eldorado and Zions will be a party to the reorganization within the meaning of Section 368(b) of the Code.

     3. No gain or loss will be recognized by stockholders of Eldorado who receive shares of Zions Common Stock in exchange for shares of Eldorado Common Stock, except with respect to cash received in lieu of fractional share interests.

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Eldorado Bancshares, Inc.
February 7, 2001
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     We also hereby confirm to you that the discussion set forth under the heading "Material Federal Income Tax Consequences" in the proxy
Statement-Prospectus which forms a part of the Registration Statement of Eldorado to which this opinion is filed as an exhibit is accurate as to matters of federal income tax law in all material respects, subject to the limitations set forth therein.

     Other than as expressly stated above, we express no opinion on any issue relating to the Merger. In particular, our opinion addresses the matters set forth above under U.S. federal income tax law only, and no opinion is expressed under the provisions of any foreign, state, or local tax law. Further, without our express written consent, the opinion expressed herein may not be relied upon by any persons other than those to whom it is addressed.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Material Federal Income Tax Consequences" in the Proxy Statement Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.



                                        Very truly yours,

                                        /s/ NUTTER, McCLENNEN & FISH, LLP

                                        NUTTER, McCLENNEN & FISH, LLP